UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Hines Global REIT II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-191106
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value per share
(title of class)

Item 1.    Description of Registrant's Securities to be Registered.
This Registration Statement on Form 8-A is being filed by Hines Global REIT II, Inc. (the “Registrant”) to register its common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.  The description of the Common Stock set forth under the heading “Description of Capital Stock” in the registrant’s registration statement on Form S-11 (SEC File No. 333-191106) (the “Registration Statement”), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2013 and as amended by Pre-Effective Amendments Nos. 1 through 5 to the Registration Statement, filed with the Commission on November 4, 2013, February 11, 2014, June 2, 2014, July 15, 2014 and August 15, 2014, is incorporated by reference herein. The Company further incorporates by reference herein Post-Effective Amendments Nos. 1 through 7 to the Registration Statement, filed with the Commission on December 12, 2014, February 26, 2015, March 5, 2015, April 17, 2015, July 15, 2015, August 12, 2015 and November 17, 2015, Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the Registration Statement, filed with the Commission on August 7, 2015 and any other amendments to the Registration Statement filed subsequently thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

1.
Articles of Amendment and Restatement of Hines Global REIT II, Inc. dated as of August 15, 2014 (filed as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registration Statement on August 15, 2014 and incorporated by reference herein)

2.	Articles Supplementary of Hines Global REIT II, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on December 12, 2014 and incorporated by reference herein)
3.	Articles Supplementary of Hines Global REIT II, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 6 to the Registration Statement on August 12, 2015 and incorporated by reference herein)
4.	Amended and Restated Bylaws of Hines Global REIT II, Inc. (filed as Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Registration Statement on August 15, 2014 and incorporated by reference herein)
5.	Amendment No. 1 to Bylaws of Hines Global REIT II, Inc. (filed as Exhibit 3.5 to Post-Effective Amendment No. 7 to the Registration Statement on November 17, 2015 and incorporated by reference herein)
6.
Forms of Subscription Agreement (filed as Appendix B-1 and Appendix B-2 to the prospectus contained in Post-Effective Amendment No. 7 to the Registration Statement on November 17, 2015 and incorporated by reference herein)

7.
Hines Global REIT II, Inc. Distribution Reinvestment Plan (filed as Appendix C to the prospectus contained in Post-Effective Amendment No. 7 to the Registration Statement on November 17, 2015 and incorporated by reference herein)

8.
Share Redemption Program (included under the heading “Description of Capital Stock — Share Redemption Program” in the prospectus dated August 12, 2015 contained in Post-Effective Amendment No. 7 to the Registration Statement on November 17, 2015 and incorporated by reference herein)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: March 23, 2016
HINES GLOBAL REIT II, INC.
By: /s/ Sherri W. Schugart
Sherri W. Schugart
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
(1)
Articles of Amendment and Restatement of Hines Global REIT II, Inc. dated as of August 15, 2014 (filed as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement originally filed on September 11, 2013 (File No. 333-191106) (the “Registration Statement”) on August 15, 2014 and incorporated by reference herein)

(2)	Articles Supplementary of Hines Global REIT II, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 1 to the Registration Statement on December 12, 2014 and incorporated by reference herein)
(3)	Articles Supplementary of Hines Global REIT II, Inc. (filed as Exhibit 3.1 to Post-Effective Amendment No. 6 to the Registration Statement on August 12, 2015 and incorporated by reference herein)
(4)	Amended and Restated Bylaws of Hines Global REIT II, Inc. (filed as Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Registration Statement on August 15, 2014 and incorporated by reference herein)
(5)	Amendment No. 1 to Bylaws of Hines Global REIT II, Inc. (filed as Exhibit 3.5 to Post-Effective Amendment No. 7 to the Registration Statement on November 17, 2015 and incorporated by reference herein)
(6)
Forms of Subscription Agreement (filed as Appendix B-1 and Appendix B-2 to the prospectus contained in Post-Effective Amendment No. 7 to the Registration Statement on November 17, 2015 and incorporated by reference herein)

(7)
Hines Global REIT II, Inc. Distribution Reinvestment Plan (filed as Appendix C to the prospectus contained in Post-Effective Amendment No. 7 to the Registration Statement on November 17, 2015 and incorporated by reference herein)

(8)
Share Redemption Program (included under the heading “Description of Capital Stock — Share Redemption Program” in the prospectus dated August 12, 2015 contained in Post-Effective Amendment No. 7 to the Registration Statement on November 17, 2015 and incorporated by reference herein)